                                                                   EXHIBIT 21.1


                                     STATE OR OTHER JURISDICTION OF     NAME(S) UNDER WHICH SUBSIDIARY IS DOING
NAME OF SUBSIDIARY                            INCORPORATION                             BUSINESS
------------------                   ------------------------------     ---------------------------------------
 Kimberton Enterprises, Inc.                    Delaware                                   n/a
 Bakor Inc.                                  Ontario, Canada                               n/a
 Globe-Vadag Holdings Inc.                   Ontario, Canada                               n/a

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*    Effective December 31, 1998, the Company merged Monsey Products Co. and
     MPA LLC into the Company.